Acquisitions of HCBF Holding Company, Inc. & Sunshine Bancorp, Inc. August 14, 2017 Exhibit 99.2

Forward Looking Statement This presentation contains “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms, or comparable terms, including statements related to the expected timing of the closing of either the HCBF Merger or the SBI Merger, the expected returns and other benefits of either the HCBF Merger or the SBI Merger, to shareholders, expected improvement in operating efficiency resulting from either the HCBF Merger or the SBI Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of either the HCBF Merger or the SBI Merger on CenterState’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. You should not expect CenterState, HCBF or Sunshine to update any forward-looking statements. All written or oral forward looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in CenterState’s or SBI’s annual report on Form 10-K for the year ended December 31, 2016, HCBF’s Registration Statement on Form S-4 and otherwise in each company’s SEC reports and filings.

Creating Florida's Bank

Pro Forma Highlights (1)

- ✓ **Assets:** ~ $10 billion
- ✓ **Deposits:** ~ $8 billion
- ✓ **Loans:** ~ $7 billion
- ✓ **Market Cap:** ~ $2 billion

- **CenterState becomes the largest community bank in the 3rd largest state**
  - **#1 in Assets**
  - **#1 in Market Capitalization**
  - **#1 in Deposit Market Share**
  - **#1 Branch Network**



Jacksonville
St. Augustine
Gainesville
Ocala
Daytona Beach
Orlando
Tampa
Winter Haven
Vero Beach
Sarasota
Boca Raton
Miami
75
95
4
CSFL (78)
Harbor (46)
SBCP (18)

Source: SNL Financial
Data as of 6/30/17, pricing data as of 8/11/17; deposit market share data as of 6/30/16
Note: Community bank defined as institutions with total assets less than $20.0 billion
(1) Excludes purchase accounting adjustments

CenterState
HARBOR COMMUNITY BANK
Sunshine BANCORP

3

Combined Highlights

Strategic Rationale	• Pro forma CenterState to be ranked as the #1 Florida-based community bank [(1)] • Provides branch leverage in concentrated markets • Deepens CenterState's market share in strategic Florida markets • Low cost of funds and strong core deposit bases • 89% of both Harbor and Sunshine branches are in MSAs in which CSFL already operates • Reduces loan / deposit ratio to 82%
Attractive Financial Returns	• Minimal initial tangible book value dilution, earned back in less than 3 years • Mid-single digit EPS accretion, inclusive of the impact of crossing $10.0 billion in assets • Significant branch consolidation opportunities boost efficiency ratio trajectory • Pro forma company remains "well-capitalized" and remains under CRE guidelines
Low Risk Profile	• Comparable community banking cultures operating in similar communities • Known markets to the CenterState management team • Comprehensive due diligence with talented and practiced credit review team • CenterState is an experienced acquiror and integrator

Source: SNL Financial
Deposit market share data as of 6/30/16, pro forma for announced deals
(1) *Based upon deposit market share; community bank defined as banks with total assets less than $20.0 billion*

CenterState
HARBOR COMMUNITY BANK Banking the way it used to be.
Sunshine BANCORP
4

Florida’s Community Bank Source: SNL Financial Data as of 6/30/16, pro forma for announced acquisitions Note: Community bank defined as banks with total assets less than $20.0 billion Excludes Raymond James Financial, Inc. #1 community bank by deposit market share in Florida Builds greater density in core Florida markets Top 2 deposit market share of Florida-based banks in: Tampa (1) Orlando Jacksonville Sarasota Lakeland Daytona Beach Port St. Lucie Ocala-Gainesville Further branch operating leverage opportunities as pro forma deposits per branch increase to ~$78 million

CSFL MSAs of Operation Harbor MSAs of Operation SBCP MSAs of Operation Overlapping MSAs of Operation #7 Community Bank $1,307 million deposits #2 Community Bank $685 million deposits #1 Community Bank $627 million deposits #1 Community Bank $1,180 million deposits #2 Community Bank $531 million deposits #2 Community Bank $826 million deposits Deposit Market Share in Key Markets Pro Forma Deposit Market Share Jacksonville Miami Daytona Beach St. Augustine Vero Beach Boca Raton Miami MSA Orlando Tampa Port St. Lucie Port St. Lucie MSA Lakeland – Winter Haven MSA Tampa – St. Pete MSA Orlando MSA Jacksonville MSA Source: SNL Financial Data as of 6/30/16 Note: Community bank defined as banks with total assets less than $20.0 billion Sarasota MSA Ocala-Gainesville Market #2 Community Bank $971 million deposits Sarasota #2 Community Bank $397 million deposits

Source: SNL Financial, Bureau of Economic Analysis Data as of 6/30/16 Superior Markets of Operation 2017 Population by State (mm) Southeast States’ GDP ($bn) ’17 – ’22 Proj. HHI Growth – Southeast States ’17 – ’22 Proj. Population Growth – CSFL MSAs

Combined Transactions: Total Assets = $3.2 billion Total Loans = $2.0 billion Total Deposits = $2.6 billion Combined Target Financials (1) + Pricing Multiples Source: SNL Financial Data as of 6/30/17 Excludes purchase accounting adjustments Price / TBV = 186% Price / 2018 earnings with cost saves = 11.4x Cost savings of ~ 40% of combined expense base fully phased-in Attractive Financial Results EPS Accretion: High single-digit TBV Earnback: Under 2.5 years Excluding Impact of Crossing $10 Billion Including Impact of Crossing $10 Billion Initial TBV Dilution: ~3% EPS Accretion: Mid single-digit TBV Earnback: Under 3.0 years Pro Forma Capital Ratios: TCE / TA: 8.7% CET1 Capital Ratio: 11.1% Total Risk-Based Capital Ratio: 12.0%

Summary of Transaction Terms – HCBF Holding Company, Inc. Acquiror: CenterState Banks, Inc. (Nasdaq: CSFL) Target: HCBF Holding Company, Inc. (Private) Consideration Mix: 90% Stock / 10% Cash Per Share Stock Consideration: 0.675 of a share of CSFL stock Per Share Cash Consideration: $1.925 Indicative Price Per Share: (1) $18.08 Transaction Value: (1) $416.7 million Valuation Multiples: (1) Price / Tangible Book Value: 1.88x Price / 2018 Earnings with Cost Saves: 12.4x Core Deposit Premium: 12.6% (2) Board Seats: One committed Required Approvals: Customary regulatory approval and approval of CSFL and Harbor shareholders Expected Closing: Q1 2018 Assumes Harbor’s options are rolled over into CSFL options at close Based on CSFL’s stock price of $23.93 as of 8/11/17 Deal value less target’s tangible common equity as a percentage of target’s core deposits (less than $100,000)

Summary of Transaction Terms – Sunshine Bancorp, Inc. Acquiror: CenterState Banks, Inc. (Nasdaq: CSFL) Target: Sunshine Bancorp, Inc. (Nasdaq: SBCP) Consideration Mix: 100% Stock Per Share Consideration: 0.89 of a share of CSFL stock Indicative Price Per Share: (1) $21.30 Transaction Value: (1) $176.7 million Valuation Multiples: (1) Price / Tangible Book Value: 1.81x Price / 2018 Earnings with Cost Saves: 9.1x Core Deposit Premium: 12.6% (2) Required Approvals: Customary regulatory approval and approval of Sunshine shareholders Expected Closing: Q1 2018 Assumes SBCP’s options are rolled over into CSFL options at close Based on CSFL’s stock price of $23.93 as of 8/11/17 Deal value less target’s tangible common equity as a percentage of target’s core deposits (less than $100,000)

Pro Forma Consolidation Opportunities 189% growth in deposits per branch 37 166 100 103 2009 …..………………...…………………….……… 2017 37 Branches Average Size $27M 159 Branches Acquired Plus 7 De-novo Branches 100 Branches Consolidated or Sold 103 Branches Average Size $78M

Credit Due Diligence Experienced credit review team Completed due diligence on 35 banks since 2008 Completed 6 FDIC-assisted deals and 8 whole-bank deals through cycle All banks are outperforming their initial marks Comprehensive review process for loans and OREO portfolios Harbor Diligence Highlights Reviewed 58% of the dollar balance of loan portfolio (87% of loans > $750,000) Reviewed 100% of OREO properties, non-accruing loans and substandard loans Reviewed 100% of TDRs, non-accruing loans, substandard loans and special mention loans greater than $100,000 Sunshine Diligence Highlights Reviewed 83% of the dollar balance of loan portfolio (90% of loans > $500,000) Reviewed 100% of OREO properties, non-accruing loans and substandard loans Reviewed 100% of TDRs and 100% of all special mention loans

$10 Billion Preparation Enhancing risk management: Chief Risk Officer in place since 2010 Bank Risk Committee in place since 2011 General Counsel hired in 2016 Implementing rigorous stress testing: Top down and bottom up stress testing using outside resources since 2014 Planning toward developing and implementing a DFAST compliant stress test model by 2018 Investing in IT and Infrastructure Pro forma company crosses $10 billion in assets in 2018 Estimated annual after-tax earnings reduction of $6.5 million Durbin impact begins in Q3 2019

Concluding Thoughts Further solidifies CSFL as the #1 community bank in Florida Provides operating leverage through branch consolidation Builds customer base and deposits throughout our core markets Financially attractive trades with significant upside for the combined shareholder base Mid single digits earnings accretion including $10 billion expenses Minimal tangible book value dilution

Overview of HCBF Holding Company, Inc. Financial Highlights (2) Source: SNL Financial Data as of or for the three months ended 6/30/17 Community bank defined as banks with total assets less than $20.0 billion Financial highlights shown at the Holding Company level Headquartered in Fort Pierce, FL Currently the 6th largest community bank (1) headquartered in Florida by deposit market share Solid core deposit franchise Experienced management team with deep local ties Assets $2.2000000000000002 billion Loans $1.3 billion Deposits $1.8 billion Loans / Deposits 73 % Cost of Deposits 0.34 % ROAA 0.4 % Efficiency Ratio 72.099999999999994 % TCE / TA 10.72%

Transaction Assumptions – HCBF Holding Company, Inc. Cost Savings: 35% cost savings fully phased-in (67% in 2018, 100% thereafter) Merger Related Expenses: $14.6 million after-tax (70% for Buyer, 30% for Seller) Purchase Accounting Marks: Gross credit mark to loans:($44.4 million (3.3% of loans) Reversal of Harbor loan discounts:($16.4) million Gross credit mark to OREO: ($1.7 million Gross mark to branch real estate:($3.5 million Other marks: ($2.4 million Revenue Synergies: None assumed Core Deposit Intangible: 1.5% of Core Deposits (1) Financing Contingencies: None Defined as total deposits excluding all certificates of deposits

Overview of Sunshine Bancorp, Inc. Financial Highlights Source: SNL Financial Data as of or for the three months ended 6/30/17 Community bank defined as banks with total assets less than $20.0 billion Headquartered in Tampa-St. Petersburg-Clearwater, FL MSA Currently the 7th largest Florida headquartered community bank (1) in the Tampa MSA by deposit market share Branches located in premium markets along the attractive I-4 corridor Solid core deposit franchise History of consistent organic growth Assets $1 billion Loans $0.7 billion Deposits $0.8 billion Loans / Deposits 91 % Cost of Deposits 0.28000000000000003 % ROAA 0.75 % Efficiency Ratio 69.900000000000006 % TCE / TA 10.1%

Transaction Assumptions – Sunshine Bancorp, Inc. Cost Savings: 50% cost savings fully phased-in (67% in 2018, 100% thereafter) Merger Related Expenses: $20.1 million after-tax (40% for Buyer, 60% for Seller) Purchase Accounting Marks: Gross credit mark to loans:($16.0 million (2.2% of loans) Reversal of SBCP loan discounts:($3.4) million Gross mark to branch real estate:($2.3 million Other marks: ($0.4 million Revenue Synergies: None assumed Core Deposit Intangible: 1.5% of Core Deposits (1) Financing Contingencies: None Defined as total deposits excluding all certificates of deposits

CSFL Pro Forma Loan Composition MRQ CSFL Yield on Loans: 5.21% Harbor (1) MRQ Harbor Yield on Loans: 5.14% Source: SNL Financial Data as of or for the three months ended 6/30/17 Harbor pro forma for recent acquisition of Jefferson Bankshares, Inc. Excludes purchase accounting adjustments Pro Forma (2) SBCP MRQ SBCP Yield on Loans: 4.79%

Pro Forma Deposit Composition Source: SNL Financial Data as of or for the three months ended 6/30/17 Harbor pro forma for recent acquisition of Jefferson Bankshares, Inc. Excludes purchase accounting adjustments CSFL Harbor (1) Pro Forma (2) SBCP MRQ CSFL Cost of Deposits: 0.20% MRQ Harbor Cost of Deposits: 0.34% MRQ SBCP Cost of Deposits: 0.28%

Investor Contacts John Corbett President & CEO jcorbett@centerstatebank.com Jennifer Idell Chief Financial Officer jidell@centerstatebank.com Steve Young Chief Operating Officer syoung@centerstatebank.com Phone Number 863-293-4710